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                                                                   EXHIBIT 10.16



PRIVILEGED AND CONFIDENTIAL

ATTORNEY WORK PRODUCT



                        SEPARATION AND RELEASE AGREEMENT

            THIS SEPARATION AND RELEASE AGREEMENT (this "Agreement") is made and entered into as of this 17th day of June, 1997 by and between Mr. Joseph Bryant (the "Executive"), LONG ISLAND BANCORP, INC., a Delaware corporation (the "Corporation"), and THE LONG ISLAND SAVINGS BANK, FSB, a federal stock savings bank organized under the laws of the United States (the "Bank") (the Corporation and the Bank are sometimes hereinafter referred to separately as a "Company" or together as the "Companies").

                              W I T N E S S E T H:

            WHEREAS, the Executive has been employed by each of the Corporation and the Bank as an Executive Vice President and Chief Mortgage Officer and in other capacities; and

            WHEREAS, such employment is currently pursuant to an employment agreement dated as of February 20, 1996 with each of the Bank and the Corporation (the "Employment Agreements"); and

            WHEREAS, the Executive wishes to resign as an Executive Vice President and Chief Mortgage Officer of each of the Corporation and the Bank, and all other officer and employee positions with the Companies and their respective subsidiaries; and

            WHEREAS, the Executive and the Companies desire to settle fully and finally all matters between them to date, including, but in no way limited to, any issues that might arise out of the Executive's employment or the cessation of his employment;

            NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

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            1. Employment Resignations. The Executive hereby resigns, effective as of the close of business on June 17, 1997, as an officer and employee of the Bank and the Corporation, and any of their respective subsidiaries. The Executive hereby also agrees to vacate immediately and refrain from visiting, without the prior express written consent of the Bank and the Corporation, the offices of the Bank and the Corporation or any of their respective subsidiaries. In addition, following the execution of this Agreement, the Executive shall have no right to or further interest in, and shall, no later than the close of business on the tenth business day following such execution, return to the Bank or the Corporation:

      (1) any company-provided cars or other company property in the possession or under the control of the Executive; and

      (2) any unused airline tickets paid for by the Bank or the Corporation in the possession or under the control of the Executive.

            2. Severance Remuneration. The Executive shall be entitled to receive a lump sum payment equal to $175,000 (subject to required payroll withholdings). Such payment shall be made to the Executive within ten business days after the execution of this Agreement. The Executive shall also be entitled to unused vacation pay of $20,191 (subject to required payroll withholdings) and business expense reimbursements of $1,500, subject to presentation of proper documentation regarding such expenses in accordance with the respective written policies of the Companies as of June 17, 1997.

            In addition, the Companies agree that the Executive shall be entitled (a) to retain the shares of restricted stock awarded to the Executive under the Bank's Management Recognition and Retention Plan for Executive Officers (the "MRP") to the extent (and only to the extent) that the Executive is vested in such shares on June 17, 1997, and (b) to exercise for ninety (90) days after June 17, 1997 the stock options awarded to the Executive under the Corporation's 1994 Stock Incentive Plan (the "SIP") to the extent (and only to the extent) that such stock options are exercisable by the Executive on June 17, 1997 (as set forth on the attached Schedule A hereto), in accordance with the general terms and conditions of the MRP and the SIP. The Companies agree that the Executive shall have the right to effect "cashless" stock option exercises.

            The Companies hereby agree that the Executive shall be entitled to continuation of the indemnification rights set forth in the Employment Agreements until February 21, 2000; provided, however, that such continuation shall not apply to, and the


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Companies shall not indemnify the Executive for or with respect to, any (i)
sexual harassment or discrimination claims attributable to Executive's acts,
(ii) violation by the Executive of any local, state or federal criminal law, and/or (iii) violation by the Executive of any banking law or any rule or regulation promulgated under applicable law by any regulatory agency having jurisdiction over the Bank and/or the Corporation. In addition, neither the Bank nor the Corporation will take any action to remove or exclude the Executive from whatever Directors and Officers liability insurance policies are maintained by the Companies as of the date of this Agreement.

            Finally, the Executive shall be entitled to all the rights and benefits available to him under, subject to, and in accordance with the terms of
(i) the Corporation's Employee Stock Ownership Plan and (ii) the Split Dollar Agreement, dated as of January 25, 1994, by and between the Bank and the Executive (and the related Collateral Assignment, dated June 24, 1994).

            3. Announcement. The parties agree that (a) any announcement by either of the Companies with respect to the cessation of the Executive's employment shall characterize the Executive's cessation of employment as a voluntary resignation to pursue other options and interests and (b) the Companies shall respond to all inquiries from any person with respect to the Executive and his employment only so as to (i) provide the dates of his employment, (ii) state he was employed as an Executive Vice President and Chief Mortgage Officer and (iii) advise that the Executive voluntarily resigned as an employee to pursue other options and interests.

            4. Additional Agreements of the Executive and the Companies. Unless otherwise required by applicable law, rule, regulation or regulatory authority (as reasonably determined by the Executive), or by a court of competent jurisdiction or pursuant to any recognized subpoena power or as is reasonably necessary in connection with any adversarial process between the Executive and a Company, the Executive agrees and promises that he will not make any oral or written statements or reveal any information to any person, company, or agency, or take any other actions, which may be construed to interfere with, or be negative, disparaging or damaging to, the reputation or business of either of the Companies, their respective subsidiaries, directors, officers or affiliates. The Bank and/or the Corporation may disclose any information as legally required in connection with any legal and/or regulatory proceedings (which shall include, but not be limited to, formal or informal exams, investigations or inquiries conducted by the Office of Thrift Supervision). Unless otherwise required by applicable law, rule, regulation or regulatory authority (as reasonably determined by a Company), or by a court of competent jurisdiction or pursuant to any recognized subpoena power or as is reasonably necessary in connection with any adversarial process between the Executive and a Company, the Companies agree and promise that each, respectively, will not make any oral or written statements or reveal any information to any person, company, or agency which may be construed to be negative, disparaging or damaging to the reputation

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or business pursuits of the Executive. In addition, the Executive agrees to cooperate with the Companies, and make himself available at reasonable times on reasonable notice without further remuneration, in connection with any litigation, investigation or other adversarial or other legal process involving the Companies or any of their respective subsidiaries. The Bank or the Corporation shall promptly reimburse the Executive for all reasonable out-of-pocket expenses incurred by the Executive in connection with any such requested cooperation (subject to presentation of proper documentation regarding such expenses). To the extent permitted by applicable law, rule, regulation, and any regulatory authority, the Executive shall be entitled to be notified by a Company if any information regarding the Executive is to be revealed by the Company in accordance with this Section 4 and the Companies shall be entitled to be notified by the Executive if any information regarding the Companies, their respective subsidiaries, directors, officers or affiliates is to be revealed by the Executive in accordance with this Section 4. All such notices to be given as promptly, and in the most efficient manner, as is reasonably possible so as to provide the recipient thereof the maximum amount of time to respond to the party giving such notice.

            5. Agreement Terms. The Executive represents and agrees that, unless required by legal process or as is reasonably necessary in connection with any adversarial process between a Company and the Executive, he will keep the background for and the terms of this Agreement completely confidential, and that he will not hereafter disclose any information concerning this Agreement to anyone except his financial, legal or tax advisor(s), his accountants, and his immediate family; provided that these individuals agree to keep said information confidential and not disclose it to others. Each Company represents and agrees that, unless required by legal process or by applicable law, rule, regulation or regulatory authority, or as is reasonably necessary in connection with any adversarial process between the Company and the Executive, it will keep the background for and the terms of this Agreement completely confidential, and that it will not hereafter disclose any information concerning this Agreement to anyone except its financial, legal or tax advisor(s), its accountants, its directors, and those employees of the Company who have a need to know about its terms; provided that these individuals agree to keep said information confidential and not disclose it to others. The parties hereto expressly understand that nothing contained in this Agreement shall limit, restrict or prevent the Executive or either or both of the Companies from complying with any requirements (including without limitation information disclosure requirements) of applicable law, rule, or regulation or any requirements or requests of any regulatory authority having jurisdiction over any of the parties hereto and that the Bank and/or the Corporation may disclose any information as required in connection with any legal and/or regulatory proceedings (which shall include, but not be limited to, formal or informal exams, investigations or inquiries conducted by the Office of Thrift Supervision). To the extent permitted by applicable law, rule, regulation, and any regulatory authority, the Executive shall be entitled to be notified by a Company if any information regarding the Executive is to be revealed by the Company in accordance with this Section 5 and the Companies shall be entitled to be notified by the Executive if any information regarding the Companies, their respective subsidiaries, directors, officers or affiliates is to be revealed by the Executive in accordance with this Section 5. All such notices to be

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given as promptly, and in the most efficient manner, as is reasonably possible so as to provide the recipient thereof the maximum amount of time to respond to the party giving such notice.

            6. Confidentiality. The Executive will not, at any time, disclose or use any confidential information relating to the business activities of the Companies or any affiliates or subsidiaries thereof to any person, firm, corporation, bank or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, the Executive may disclose such confidential information as required in connection with legal and/or regulatory proceedings (which shall include, but not limited to, formal or informal exams, investigations or inquiries conducted by the Office of Thrift Supervision). The Executive acknowledges and agrees that the Companies will have no adequate remedy at law, and would be irreparably harmed, if the Executive breaches or threatens to breach any of the provisions of this Section 6 of this Agreement. The Executive agrees that the Bank and the Corporation shall be entitled to equitable and/or injunctive relief to prevent any breach of threatened breach of this Section 6, and to specific performance of each of the terms of such Section in addition to any other legal or equitable remedies that the Bank and/or the Corporation may have. The Executive further agrees that he shall not, in any equity proceeding relating to the enforcement of the terms of this Section 6, raise the defense that the Bank and/or the Corporation has an adequate remedy at law. The terms and provisions of this Section 6 are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this Agreement shall thereby be affected.

            7. Additional Restrictions. For a period of two years from the date of this Agreement (the "Restricted Period"), except as specifically requested in writing by a Company, the Executive, singly or with any other person or directly or indirectly, shall not propose, enter into, or agree to enter into, or encourage any other person to propose, enter into, or agree to enter into (i) any form of business combination, acquisition or other transaction relating to a Company or (ii) any form of restructuring, recapitalization or similar transaction with respect to a Company. Furthermore, during the Restricted Period, except as specifically requested in writing by a Company, the Executive shall not, singly or with any other person or directly or indirectly, (1) acquire, or offer, propose or agree to acquire, by tender offer, purchase or otherwise, any voting securities of a Company, other than 5,000 shares of the common stock of the Corporation and excluding (A) any shares acquired upon the exercise of the stock options referred to herein and (B) the MRP shares referred to herein, (2) make, or in any way participate in, any solicitation of proxies or written consents with respect to voting securities of a Company (it being understood that the mere execution of a proxy or written consent shall not be treated as constituting participation in such a solicitation), (3) participate in any election contest with respect to a Company (it being understood that the mere execution of a proxy or written consent shall not be treated as constituting participation in such a contest), (4) seek to influence any person with respect to the voting or disposition of any voting securities of a Company,
(5) demand a copy of the Corporation's list of stockholders or its other books and records, (6) participate in or encourage the formation of any

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partnership, syndicate or other group that seeks to affect control of a Company or for the purpose of circumventing any provision of this Agreement or (7) otherwise act to seek or to offer to control or influence, in any manner, the management, Board of Directors or policies of the Bank and/or the Corporation. During the Restricted Period, the Executive shall not directly or indirectly (i) solicit for employment any of the current directors, employees, officers or managers of either Company or (ii) induce any such directors, employees, officers or managers to terminate his or her employment with either Company.

            8. Releases. In consideration of the payments and benefits to the Executive under this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Executive, the Executive knowingly, voluntarily and unconditionally hereby forever waives, releases and discharges, and covenants never to sue on, any and all claims, liabilities, causes of actions, judgments, orders, assessments, penalties, fines, expenses and costs (including without limitation attorneys' fees) and/or suits of any kind arising out of any actions, events or circumstances before the date of execution of this Agreement ("Claims") which the Executive has, ever had or may have, or which the Executive's heirs, executors, administrators and assigns, or any of them hereafter can, shall or may have, including, without limitation, any Claims arising in whole or in part from the Executive's employment or the termination of the Executive's employment with either Company or the manner of said termination; provided, however, that this Section 8 shall not apply to any of the obligations of a Company specifically provided for in this Agreement. This Agreement is intended as a full and final settlement and compromise of each, every and all Claims of every kind and nature, whether known or unknown, which have been or could be asserted against either Company and/or any of its subsidiaries, shareholders, officers, directors, agents, and employees, past or present, and their respective heirs, successors and assigns (collectively, the "Releasees"), including, without limitation --

      (1) any Claims arising out of any employment agreement or other contract, side-letter, resolution, promise or understanding of any kind, whether written or oral or express or implied;

      (2) any Claims arising under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), 29 U.S.C.ss.ss.621 et seq.; and

      (3) any Claims arising under any federal, state, or local civil rights, human rights, anti-discrimination, labor, employment, contract or tort law, rule, regulation, order or decision, including, without limitation, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act of 1990, 42 U.S.C. ss.ss. 12101 et seq., and Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss.ss. 2000 et seq., and as each of these laws have been or will be amended.

            In consideration of the obligations of the Executive under this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Companies, the Companies knowingly, voluntarily and

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unconditionally hereby forever waive, release and discharge, and covenant never to sue on, any and all Claims which the Companies have, ever had or may have, including, without limitation, any Claims arising in whole or in part from the Executive's employment or the termination of the Executive's employment with either Company or the manner of said termination; provided, however, that this
Section 8 shall not apply to (x) any of the obligations of the Executive specifically provided for in this Agreement, and (y) any claim either or both of the Companies had, have or may in the future have against the Executive in respect of any (i) sexual harassment or discrimination claims attributable to Executive's acts, (ii) violation by the Executive of any local, state or federal criminal law, and/or (iii) violation by the Executive of any banking law or any rule or regulation promulgated under applicable law by any regulatory agency having jurisdiction over the Bank and/or the Corporation. Notwithstanding anything to the contrary in this Section 8, the Executive does not release any claim he may have under any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, in which he was a participant during his employment with either Company for the payment of a benefit thereunder to which he would be entitled upon his termination of employment as of June 17, 1997 in accordance with the terms of such plan.

            The Executive understands that this Agreement affects significant rights and represents and agrees that he has carefully read and fully understands all of the provisions of this Agreement, that he is voluntarily entering into this Agreement, and that he has been advised to consult with and has in fact consulted with legal counsel before entering into this Agreement. In particular, the Executive acknowledges that he has been given twenty-one (21) days during which time he has carefully considered and voluntarily approved the terms of this Agreement. The Executive understands that, pursuant to the provisions of the ADEA, he shall have a period of seven (7) days from the date of execution of this Agreement during which he may revoke the release provided under this Section 8 with respect to any claims under ADEA via hand delivery of a notice of revocation to the offices of the Corporation. This release shall not become effective or enforceable with respect to any Claims under ADEA until the revocation period described above has expired. If the Executive elects to revoke the portion of this release with respect to Claims under ADEA as provided above, each of the Companies shall have the right, upon written notice to the Executive within thirty (30) days after such revocation, to terminate all or any portion of its obligations under this Agreement.

            This Agreement does not constitute any admission of wrongdoing, or evidence thereof, on the part of any of the parties hereto or the Releasees. Except as required by court order, or to enforce the terms of this Agreement, this Agreement may not be used in any court or administrative proceeding.

            9. Scope of Agreement; Enforceability. This Agreement constitutes the entire understanding and agreement between the Companies and the Executive with regard to all matters herein and supersedes all prior oral and written agreements and understandings of the parties with respect to such matters, whether express or implied, including without limitation, the Employment Agreements. Upon the execution of this

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Agreement the Employment Agreements shall be terminated and shall be null and void and of no further force or legal effect. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs, beneficiaries and/or legal representatives. This Agreement shall inure to the benefit of and be binding upon the Companies and their respective successors and assigns. If any term or provision of this Agreement, or the application thereof to any person or circumstances, will to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms to persons or circumstances other than those as to which it is invalid or unenforceable, will not be affected thereby, and each term of this Agreement will be valid and enforceable to the fullest extent permitted by law.

            10. Amendments/Waiver. This Agreement may not be amended, waived, or modified otherwise than by a written agreement executed by the parties to this Agreement or their respective successors and legal representatives. No waiver by any party to this Agreement of any breach of any term, provision or condition of this Agreement by the other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, or any prior or subsequent time.

            11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when received by hand-delivery to the other party, by facsimile transmission, by overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Executive:    Mr. Joseph Bryant
                                    3 Lord Joe's Landing
                                    Northport, New York  11768

            with a copy to:         Thomas J. Killeen, Esq.

                                    Farrell, Fritz, Caemmerer, Cleary,
                                      Barnosky & Armentano
                                    EAB Plaza
                                    Uniondale, new York  11556-0120

            If to the Companies:    Long Island Bancorp, Inc.
                                    201 Old Country Road
                                    Melville, New York 11747
                                    Attn: Corporate Secretary

            with a copy to:         Mel M. Immergut, Esq.

                                    Milbank, Tweed, Hadley & McCloy
                                    1 Chase Manhattan Plaza
                                    New York, New York 10005


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or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

            12. New York Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without reference to its choice of law provisions and shall be binding upon the parties and their respective heirs, executors, successors and assigns.

            13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the Companies and the Executive have caused this Agreement to be executed as of the date first above written.

                                 LONG ISLAND BANCORP, INC.

                                 By:_____________________________
                                     Name:
                                     Title:

                                 THE LONG ISLAND SAVINGS BANK, FSB

                                 By:_____________________________
                                     Name:
                                     Title:

                                    -----------------------------
                                   Joseph Bryant

(..continued)